UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report April 14, 2005
(Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	0-25551	94-2213782
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

666 Grand Avenue, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(515) 242-4300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

MidAmerican Energy Holdings Company reports that its wholly-owned indirect subsidiary, Northern Natural Gas Company (“Northern Natural”), completed the sale of $100.0 million in principal amount of its 5.125% Senior Notes due 2015 (the “Senior Notes”). The Senior Notes were issued pursuant to a Fiscal Agency Agreement, dated April 14, 2005, by and between Northern Natural, as issuer, and J.P. Morgan Trust Company, National Association, as fiscal agent. Northern Natural will apply the net proceeds of the Senior Notes to repayment of its outstanding $100.0 million 6.875% Senior Notes due May 1, 2005. The Senior Notes were rated A3 by Moody’s Investors Service and A- by each of Standard & Poors Ratings Services and Fitch Ratings.

Item 9.01 - Financial Statements and Exhibits.

(c)	Exhibits

99.1	Fiscal Agency Agreement, dated April 14, 2005, by and between Northern Natural Gas Company, as issuer, and J.P. Morgan Trust Company, National Association, as fiscal agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: April 18, 2005
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fiscal Agency Agreement, dated April 14, 2005, by and between Northern Natural Gas Company, as issuer, and J.P. Morgan Trust Company, National Association, as fiscal agent.